Exhibit 4.3
EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
Dated May 20, 2011
among
AMKOR TECHNOLOGY, INC.
and
DEUTSCHE BANK SECURITIES INC.
and
CITIGROUP GLOBAL MARKETS INC.

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 20, 2011, among AMKOR TECHNOLOGY, INC., a Delaware corporation (the “Company”), and DEUTSCHE BANK SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as the initial purchasers (the “Initial Purchasers”) named in the Purchase Agreement (as defined below).
          This Agreement is made pursuant to the purchase agreement dated May 17, 2011 (the “Purchase Agreement”), among the Company and the Initial Purchasers, pursuant to which the Company proposes to issue and sell to the Initial Purchasers $400,000,000 aggregate principal amount of its 6.625% Senior Notes due 2021 (the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.
          In consideration of the foregoing, the parties hereto agree as follows:
          1. Definitions.
          As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Additional Interest” shall have the meaning set forth in Section 2(d).
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii).
     “Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Consummation Deadline” shall have the meaning set forth in Section 2(b).
     “Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the

Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Exchange Securities” shall mean securities issued by the Company under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not contain restrictions on transfer or be subject to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.
     “Filing Date” means with respect to the Shelf Registration Statement required to be filed pursuant to Section 2(b)(i), (ii) or (iii), the later of (x) 120 days after the Issuance Date or (y) the 45th day after such determination, date or notice, as applicable.
     “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.
     “Holder” shall mean the registered holder of Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).
     “Indenture” shall mean the Indenture relating to the Securities dated as of May 20, 2011 between the Company and the Trustee, and as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Issuance Date” shall mean May 20, 2011.
     “Issuer Information” shall have the meaning set forth in Section 5(a).
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Holders of Registrable Securities if such Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.
     “Notice Holder” means each Holder that provides the Company the information described in Section 3.
     “Participating Broker-Dealer” shall have the meaning set forth in Section 4(a).

     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when an Exchange Offer Registration Statement with respect to validly tendered Securities shall have been declared effective under the 1933 Act and such Securities shall have been exchanged pursuant to the Exchange Offer for Exchange Securities, (ii) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (iii) when such Securities have become freely transferable by Persons other than “affiliates” (as defined in Rule 144 under the 1933 Act) of the Company pursuant to Rule 144 of the 1933 Act under circumstances in which any legend borne by the Securities relating to restrictions on transferability thereof is removed or is subject to removal at the request of the Holder, the Securities do not (or are not required to) bear a restricted CUSIP number and such Securities are eligible to be sold pursuant to Rule 144, or any successor provision, of the 1933 Act, or (iv) when such Securities shall have ceased to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Requisite Information” shall have the meaning set forth in Section 3.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
     “Shelf Registration Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Suspension Period” shall have the meaning set forth in Section 3 hereof.
     “TIA” shall have the meaning set forth in Section 3(l) hereof.
     “Trustee” shall mean U.S. Bank National Association with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3 hereof.
     “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

          2. Registration Under the 1933 Act.
          (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall use its reasonable best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities for Exchange Securities, to cause such Exchange Offer Registration Statement to be declared effective and to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer as soon as reasonably practicable after the Exchange Offer Registration Statement has been declared effective by the SEC and use its reasonable best efforts to have the Exchange Offer completed within 210 days after the Issuance Date; provided that the Company will not include Securities held by any of its “affiliates” (as such term is defined in Rule 144 under the 1933 Act) in such Exchange Offer in accordance with the interpretations of the staff of the SEC.
          The Company shall commence the Exchange Offer by mailing the related Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:
     (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered will be accepted for exchange;
     (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days and not more than 40 business days, or longer if required by applicable law, from the date such notice is mailed) (the “Exchange Dates”);
     (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;
     (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the United States) specified in the notice, or effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and
     (v) that Holders will be entitled to withdraw their election, not later than the close of business, New York City time, on the last Exchange Date, by sending to the institution and at the address (located in the United States) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged or effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

          As soon as reasonably practicable after the last Exchange Date, the Company shall:
     (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and
     (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.
          Interest on each Exchange Security will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the Issuance Date.
          The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and other customary conditions for “A/B” exchange offers for debt securities similar to the Securities.
          (b) In the event that (i) the Company determines upon the advice of the Company’s outside counsel that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offer is not for any other reason completed within 210 days after the Issuance Date (the “Exchange Offer Consummation Deadline”) or (iii) any Holder notifies the Company that it is not eligible to participate in the Exchange Offer (other than by virtue of being an “affiliate” of the Company (as defined in Rule 144 under the 1933 Act)), the Company shall use its reasonable best efforts to cause to be filed no later than the applicable Filing Date a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC within 60 days after the applicable Filing Date. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall use its reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Holders after completion of the Exchange Offer. Subject to the Company’s right to suspend the use of the Shelf Registration Statement during the Suspension Period (as defined in Section 3), the Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) the first anniversary date of the Shelf Registration Statement and (ii) such time as all of the Securities cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to an effective registration statement or (B) sold pursuant to Rule 144 under the 1933 Act or have become freely transferable by Persons other than “affiliates” (as defined in Rule 144 under the 1933 Act) of the Company pursuant to Rule 144 of the 1933 Act, in each case, under circumstances in which any legend borne by the Securities relating to restrictions on transferability thereof is removed, or is subject to removal at the request of the Holder, the Securities do not (or are not required to) bear a restricted CUSIP number and such Securities are eligible to be sold pursuant to Rule 144, or any successor provision, of the 1933 Act (the “Shelf Registration Effectiveness Period”). The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement or Prospectus to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities, upon request by such Holders, copies of any such supplement or amendment promptly after its being used or filed with the SEC.
          (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
          (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the 1933 Act. As provided for in the Indenture, in the event the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective as set forth below, then the interest rate on the Securities will be increased (the “Additional Interest”) as follows:
     (i) if the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC within 60 days the applicable Filing Date then, commencing on the 61st day following the applicable Filing Date, Additional Interest shall accrue on the principal amount of the Registrable Securities at a rate of 0.25% per annum for the first 90 days immediately following thereafter, and such Additional Interest rate shall increase by an additional 0.25% per annum after the first 90 days; or
     (ii) if (A) the Company has not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the Exchange Offer Consummation Deadline or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or usable during the Shelf Registration Effectiveness Period that exceeds the Suspension Period (as defined in Section 3), then Additional Interest shall accrue on the principal amount of the Registrable Securities at a rate of 0.25% per annum for the first 90 days commencing on the day after the Exchange Offer Consummation Deadline in the case of clause (A) or the day such Shelf Registration Statement ceases to be effective or usable during the Shelf Registration Effectiveness Period in excess of the Suspension Period in the case of clause (B), and such Additional Interest rate shall increase by an additional 0.25% per annum after the first 90 days (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Securities not registered under an Exchange Offer Registration Statement are then covered by an effective Shelf Registration, no Additional Interest shall accrue on such Securities);
provided, however, that the Additional Interest rate on the Securities may not exceed in the aggregate 0.50% per annum; provided further, however, that in no event shall the Company be obligated to pay Additional Interest under more than one of the clauses in this Section 2(d) at any one time; provided further, however, that (1) upon the effectiveness of a Shelf Registration Statement (in the case of clause (i) above), (2) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (ii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (ii)(B) above), or (3) upon the Securities being sold pursuant to Rule 144 under the 1933 Act or having become freely transferable by Persons other than “affiliates” (as defined in Rule 144 under the 1933 Act) of the Company pursuant to Rule 144 under the Securities Act, in each case, under circumstances in which any restrictive legend borne by the Securities is removed or is subject to removal at the request of the Holder, the Securities do not (or are not required to) bear a restricted CUSIP number and such Securities are eligible to be sold pursuant to Rule 144 or any successor provisions, as the case may be, in the case of either clause (i) or (ii) above, Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.
          (e) The Initial Purchasers and the Trustee shall be entitled, on behalf of the Holders, to seek any available remedy for the enforcement of this Agreement. Notwithstanding the foregoing, the parties agree that the exclusive remedy, monetary or otherwise, available to any Holder with respect to the registration defaults set forth in Sections 2(d)(i) and (ii) shall be Additional Interest.
          (f) The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus that may correct a material misstatement or omission contained in the Registration Statement.
          3. Registration Procedures.
          In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as soon as reasonably practicable:
     (a) Use reasonable best efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;
     (b) Use reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
     (c) in the case of a Shelf Registration, furnish upon request to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;
     (d) use reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions of the United States as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;
     (e) in the case of a Shelf Registration, notify each Notice Holder of Registrable Securities, counsel for the Notice Holders and counsel for the Initial Purchasers promptly and, if requested by any such Notice Holder or counsel, confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective and when any amendment or supplement to the Prospectus has been filed (in each case other than for the purpose of naming a Notice Holder as a selling security holder therein), (ii) of any request (but not the nature or details regarding such request) by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus (other than for the purpose of naming a Notice Holder as a selling security holder therein) would be appropriate;
     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the 1933 Act, including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;
     (g) in the case of a Shelf Registration, furnish to each Notice Holder of Registrable Securities upon request, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
     (h) in the case of a Shelf Registration, cooperate with the selling Notice Holders of Registrable Securities to facilitate the timely preparation and delivery of any global certificates representing the beneficial interests of the Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in the name of Cede & Co. as nominee for the Depositary under the Indenture for the Securities at least one business day prior to the closing of any sale of Registrable Securities;
     (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the Company’s right to suspend the use of the Shelf Registration Statement during the Suspension Period, the Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;
     (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Notice Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Notice Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Notice Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall have not been provided reasonable opportunity to comment; provided that the immediately preceding sentence shall not prohibit the Company from making any filing that is, in the opinion of counsel to the Company, necessary to comply with applicable law;
     (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;
     (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (m) in the case of a Shelf Registration, make available for inspection by a representative of the Notice Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Purchasers and on behalf of the other parties, by one counsel designated by and on behalf of such Holders by the Majority Holders; provided, further, that any information of the Company marked as confidential shall be kept confidential and shall be used solely for satisfying “due diligence” obligations under the 1933 Act and such Persons shall not engage in trading of the Company’s securities until any material non-public information becomes publicly available.
     (n) use reasonable best efforts to cause the Exchange Securities to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act), if the Registrable Securities have been rated;
     (o) if reasonably requested by any Notice Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and
     (p) comply with all applicable rules and regulations of the SEC and in the case of a Shelf Registration, make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder (or any similar rule promulgated under the 1933 Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.
     (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an in each case solely in connection with an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Notice Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same in writing if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Notice Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in Underwritten Offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with Underwritten Offerings and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in Underwritten Offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.
               In the case of a Shelf Registration Statement, the Company shall have the right to require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing (“Requisite Information”). Any Holder that fails to provide the Company with the Requisite Information shall have no right to have their Registrable Securities included in such Shelf Registration Statement and shall have no right to receive Additional Interest under this Agreement as a result of the failure to provide such Requisite Information. Each Notice Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Notice Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to the Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding such Notice Holder or such Notice Holder’s intended method of disposition of Registrable Securities or omits to state any material fact regarding such Notice Holder or such Notice Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Notice Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing.
               In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iii), (iv) or (v) hereof, such Holder will forthwith discontinue disposition of

Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Upon the occurrence or existence of any pending corporate development, public filings with the SEC or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Holders of Registrable Securities that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder of Registrable Securities agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(c) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus, except as required by applicable law. The Company may give any such notice of suspension that may not exceed 90 days in the aggregate during any 12-month period (the “Suspension Period”).
               The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering and must be reasonably acceptable to the Company. The Company shall not be required to undertake more than three underwritten offerings pursuant to this Agreement.
               4. Participation of Broker-Dealers in Exchange Offer.
               (a) The staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.
               The Company understands that it is the staff of the SEC’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

               (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the staff of the SEC recited in Section 4(a) above; provided that:
     (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 90 days after the last Exchange Date and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and
     (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Citigroup Global Markets Inc. unless it elects not to act as such representative, (y) to pay the reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.
               (c) The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.
               5. Indemnification and Contribution.
               (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, their directors, their officers, their affiliates and their agents and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchasers, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Free Writing Prospectus used in violation of this Agreement or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company in writing by the Initial Purchasers or any selling Holder expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a Prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the 1933 Act in accordance with applicable law in connection with such purchase and any such losses, claims, damages or liabilities of such Holder or Participating Broker-Dealer result from the fact that there was not sent or given to such person if required by law, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their directors, their officers, their affiliates and their agents and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.
               (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers, affiliates and agents and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto), any Free Writing Prospectus or any Prospectus (or any amendment or supplement thereto).

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers, its affiliates and its agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers, their directors, their officers, their affiliates and their agents and all Persons, if any, who control the Initial Purchasers within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders, their directors, their officers, their affiliates and their agent and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In such case involving the Company and such Persons who control the Company, such firm shall be designated by the Company, and in such case involving the Initial Purchasers, their directors, their officers, their affiliates and their agent and such Persons who control the Initial Purchasers, such firm shall be designated by the Initial Purchasers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
               (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.
               (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
               The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or , their directors, their officers, their affiliates and their agent and any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, their directors, their officers, their affiliates and their agent and any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

               6. Miscellaneous.
               (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.
               (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Majority Holders affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.
               (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which addresses initially are, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).
               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
               Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
               (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
               (e) Purchases and Sales of Securities. The Company shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.
               (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
               (i) Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of law rules of said State.
               (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMKOR TECHNOLOGY, INC.
By:	/s/ Joanne Solomon
	Name:	Joanne Solomon
	Title:	Executive Vice President and Chief Financial Officer

Signature Page — Registration Rights Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. DEUTSCHE BANK SECURITIES INC.
By:	/s/ Manfred Affenzeller
	Name:	Manfred Affenzeller
	Title:	Director

By:	/s/ Nicholas Hayes
	Name:	Nicholas Hayes
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Timothy P. Dilworth
	Name:	Timothy P. Dilworth
	Title:	Managing Director
As Initial Purchasers
Signature Page — Registration Rights Agreement